Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of TuHURA Biosciences, Inc. (formerly known as Kintara Therapeutics, Inc., the “Company”) on Form S-4 Amendment # 1 (File No. 333-284787) of our report dated October 7, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audits of the consolidated financial statements of Kintara Therapeutics, Inc. as of June 30, 2024 and 2023 and for the years ended June 30, 2024 and 2023, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 31, 2024, and, accordingly, we have not performed any audit procedures with respect to any dates or periods subsequent to June 30, 2024, nor have we performed any review procedures with respect to any dates or periods subsequent to September 30, 2024. We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ Marcum LLP

Marcum LLP

San Jose, California

May 6, 2025